Exhibit 21
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                                                                  (1 of 1)



Significant Subsidiaries of MCI Communications Corporation at
December 31, 1994


     Subsidiary                         State of Incorporation
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MCI International, Inc.                              Delaware

MCI International Telecommunications Corporation     Delaware

MCI Telecommunications Corporation                   Delaware

Telecom*USA, Inc.                                    Delaware